UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2012 (July 11, 2012)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item                        5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2012, the board of directors of Inland Diversified Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) promoted Steven T. Hippel to the position of chief financial officer of the Company.  The Company’s business manager, Inland Diversified Business Manager & Advisor, Inc. (the “Business Manager”), also promoted Mr. Hippel to the position of chief financial officer, effective July 11, 2012.  In addition to his new positions as chief financial officer of the Company and the Business Manager, Mr. Hippel, 40, will continue to serve as our treasurer and chief accounting officer as well as the treasurer and chief accounting officer of our Business Manager, positions he has held since November 2009.  Mr. Hippel previously served as the senior vice president and chief financial officer of ORIX Real Estate Capital, Inc., a wholly owned subsidiary of ORIX USA Corporation, from September 2004 to May 2009.  Mr. Hippel directed all corporate and partnership financial reporting, accounting, treasury and tax compliance for ORIX’s nationwide portfolio of commercial and residential real estate development and investment assets, mortgage loan receivables and third-party investment management assets.  Prior to joining ORIX, Mr. Hippel was employed by Shorenstein Company from January 2002 to September 2004, serving as the vice president of finance and accounting from March 2003 to September 2004.  At Shorenstein, Mr. Hippel oversaw the accounting, reporting, and operational requirements for three investment funds.  Mr. Hippel also worked with Deloitte & Touche in their Chicago-based real estate practice from June 1995 to December 2001, where he served as an audit and advisory manager from August 2000 to December 2001.

Mr. Hippel received his bachelor degree in economics, with honors, from Williams College in Williamstown, Massachusetts and his master of science degree in accountancy from DePaul University in Chicago, Illinois.  Mr. Hippel is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

The appointment of Mr. Hippel to the position of chief financial officer of the Company was not made pursuant to any arrangement or understanding with any other person.  We do not separately compensate our executive officers for their service as officers, nor do we reimburse either our Business Manager or our real estate managers for any compensation paid to individuals who also serve as our executive officers or the executive officers of our Business Manager or its affiliates or our real estate managers.  Mr. Hippel does not have any direct or indirect material interests in any transaction with us or in any currently proposed transaction to which we are a party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date: July 13, 2012	By:	/s/ Roberta S. Matlin
	Name:	Roberta S. Matlin
	Title	Vice President